UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

LOWE’S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2022, the Board of Directors of Lowe’s Companies, Inc. (the “Company”) appointed Brandon J. Sink to serve as Executive Vice President, Chief Financial Officer, effective April 30, 2022. Mr. Sink is succeeding David M. Denton, who, on April 4, 2022, informed the Company of his decision to resign as the Company’s Executive Vice President, Chief Financial Officer, effective April 30, 2022. Mr. Denton’s departure is to accept another role at a publicly traded company outside the Company’s industry and is not due to a dispute or disagreement with the Company. Mr. Denton will assist in the transition of the role until his departure from the Company.

Mr. Sink, 45, has served as the Company’s Senior Vice President, Retail Finance since March 2021; Vice President, Merchandising Finance from June 2019 to March 2021; Vice President, Enterprise Strategy from August 2018 to June 2019; Vice President, Finance from September 2016 to August 2018; and as Vice President, Corporate Controller from July 2015 to September 2016. From 2010 to 2015, Mr. Sink held additional roles in the Company’s finance organization. Before joining the Company, Mr. Sink held accounting and finance positions at Nucor Corporation and Deloitte & Touche LLP. Mr. Sink is a certified public accountant and earned a bachelor’s degree in business administration and a master’s degree in accounting from the University of North Carolina at Chapel Hill. There are no family relationships between Mr. Sink and any director or executive officer of the Company, and Mr. Sink has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 8, 2022, the Company and Mr. Sink entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, in his role as Executive Vice President, Chief Financial Officer of the Company, Mr. Sink will receive (i) an annual base salary of $700,000, (ii) eligibility for an annual cash incentive bonus with a target payout of 100% of Mr. Sink’s annual base salary, provided that Mr. Sink’s annual cash incentive bonus for the current fiscal year will be pro-rated, (iii) eligibility for an annual long-term equity incentive award grant with a target award value equal to $3,150,000, (iv) reimbursement of up to $12,000 annually for costs incurred by Mr. Sink for his personal tax and financial planning, and (v) an annual executive physical exam. In connection with Mr. Sink’s promotion, he also will receive a pro-rata long-term equity incentive award for 2022 valued at $2,062,500 and to be granted on June 15, 2022, consisting of (a) time-based restricted shares with an award value of $1,031,250, which will vest in full on the third anniversary of the grant date, and (b) nonqualified stock options with an award value of $1,031,250, which will vest in equal annual installments on the first three anniversaries of the grant date. Mr. Sink is also eligible to participate in those change-in-control, severance, retirement, health, welfare and other benefits programs available to senior executives of the Company generally. Pursuant to the Company’s Confidentiality and Non-Competition Agreement, which is attached to the Offer Letter, Mr. Sink is subject to certain non-competition restrictions that apply from the date of a separation from service until twenty-four (24) months thereafter, certain non-solicitation restrictions that apply from the date of a separation from service until twenty-four (24) months thereafter and certain confidentiality restrictions that apply indefinitely.

The foregoing summary of Mr. Sink’s compensation and terms of employment generally is not complete and is qualified in its entirety by the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure.

On April 8, 2022, the Company issued a press release announcing the appointment of Mr. Sink as the Company’s Executive Vice President, Chief Financial Officer and reaffirming its full year 2022 outlook. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

This information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Offer Letter between Brandon J. Sink and Lowe’s Companies, Inc. entered into on April 8, 2022.

99.1	Press Release, dated April 8, 2022, announcing the appointment of Brandon Sink as Executive Vice President, Chief Financial Officer and reaffirming full year 2022 outlook.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2022	LOWE’S COMPANIES, INC.

	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Executive Vice President, General Counsel and Corporate Secretary